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                                     [LETTERHEAD]

                                ARCADIA FINANCIAL LTD.
                               SUBORDINATED NOTE RATES


                               EFFECTIVE APRIL 14, 1998

                    RATES ARE SUBJECT TO CHANGE FROM TIME TO TIME.


                    $1,000 - $24,999    $25,000 - $49,999   $50,000 - $99,999   $100,000  PLUS

                    RATE     YIELD      RATE      YIELD     RATE      YIELD     RATE      YIELD
     TERM
     90 DAYS*        7.25      7.45      7.25      7.45      7.30      7.50      7.35      7.56
     180 DAYS*       7.75      7.90      7.75      7.90      7.80      7.95      7.85      8.00
     1 YEAR*         9.25      9.58      9.25      9.58      9.30      9.63      9.35      9.68
     2 YEARS         9.50      9.84      9.50      9.84      9.55      9.90      9.60      9.95
     3 YEARS         9.50      9.84      9.50      9.84      9.55      9.90      9.60      9.95
     4 YEARS         9.50      9.84      9.50      9.84      9.55      9.90      9.60      9.95
     5 YEARS        10.00     10.38     10.00     10.38     10.05     10.44     10.10     10.49
     10 YEARS       10.00     10.38     10.00     10.38     10.05     10.44     10.10     10.49


     * Earns Simple Interest.

     Effective Annual Yield on 2,3,4,5 and 10 year Notes is based on quarterly compounding and interest paid annually or at maturity.

     Annual Percentage Yield assumes all interest is reinvested at the same rate.

     Available to Residents of:

                         Colorado            Pennsylvania
                         Minnesota           Tennessee
                         New Mexico          Texas
                         Ohio                Wisconsin
                         Oregon



                Prospectus Supplement to Prospectus dated April 4 1996
               THE OFFER TO SELL SECURITIES IS MADE BY PROSPECTUS ONLY